UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2003

MAGSTAR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-1561	41-0780999
(State of or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

410 11th Avenue South, Hopkins, MN		55343
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (952) 935-6921

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On August 7, 2003, the Company issued a press release announcing the Company’s financial results for the quarter ended June 30, 2003, and an amendment to the Company’s credit agreement with U.S. Bancorp.  A copy of the press release is furnished as an exhibit to this report.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  EXHIBITS

99                                    Press Release dated August 7, 2003

ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 7, 2003, the Company issued a press release announcing the Company’s financial results for the quarter ended June 30, 2003, and an amendment to the Company’s credit agreement with U.S. Bancorp.  A copy of the press release is furnished as an exhibit to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAGSTAR TECHNOLOGIES, INC.

Dated: August 7, 2003	By	/s/ James L. Reissner

James L. Reissner
Its: President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit	Item	Method of Filing

99	Press Release dated August 7, 2003	Filed herewith electronically